UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2005

Knight-Ridder, Inc.

(Exact name of registrant as specified in its charter)

Florida	1-7553	38-0723657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 W. San Fernando Street, Suite 1500, San Jose, California	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 938-7700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Knight-Ridder, Inc. (the “Company”) completed its annual review and establishment of compensation for executives at the Company, which included a review of compensation information for top executives at comparable companies.

Grant Agreements for the Employee Equity Incentive Plan

On April 26, 2005, the shareholders of the Company approved the Knight-Ridder, Inc. Employee Equity Incentive Plan (the “Equity Plan”), a copy of which is on file with the Securities and Exchange Commission as Exhibit 99.1 to the Company’s Form 8-K filed May 2, 2005. Pursuant to the Equity Plan, the Company intends to make, from time to time, but generally on an annual basis, grants of stock options and restricted stock units to key employees (including executive officers). The options granted to executive officers now typically vest over a four-year period instead of the three-year period that had previously been the norm. Restricted stock units have not previously been granted under the Equity Plan. Like the options, they typically vest over a four-year period but, in addition, are subject to a vesting condition based on a comparison of the Company’s operating profit in the coming year against operating profit in the prior year. For the executive officers, the Committee at its December 16, 2005 meeting granted options and awarded restricted stock units, each having approximately equivalent value, based on a 4:1 option to restricted stock unit ratio (e.g., an executive officer receiving an option grant to purchase 400 shares of stock would also receive a restricted stock unit for 100 shares). The aggregate number of option grants and restricted stock unit awards (when adjusted on a 4:1 basis) taken together also reflect an approximately 5% reduction from the prior year’s grant.

As part of its annual review of compensation for the executive officers, the Committee approved the form of stock option grant agreement attached hereto as Exhibit 99.1 and the form of restricted stock unit agreement attached hereto as Exhibit 99.2.

The Committee also effected a change to the Long-Term Incentive Plan (“LTIP”) for the 2006-2008 period, which it had been contemplating for over a year. In the past, grants have been made under the LTIP that pay out every third year (if targets are achieved) based on three times 75% of a participant’s salary. Such an LTIP award was typically made every three years. For 2006, the Committee decided to reduce the amounts paid under the LTIP award to one third of the amount historically paid. These LTIP awards would still have a three-year measurement period, but the Committee expects to grant such an LTIP award annually, rather than every three years. These LTIP awards will be made to executive officers and other key employees. The Committee approved the initial award as restricted stock units with performance conditions for vesting. The grant will be made January 1, 2006, and the amount of restricted stock units granted to each participant will be based on 75% of the then salary of that participant divided by the Company’s average closing price for a share of the Company’s stock during the month of December 2005. The amount to be paid is based on the Company’s total shareholder return (“TSR”) relative to that of a peer group based on the average closing price for October 2005 versus the average closing price for December 2008. The form of restricted stock unit with LTIP-type vesting conditions is attached hereto as Exhibit 99.3.

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Long-Term Incentive Transition Plan

To assist the transition from the historical form of LTIP, the Committee adopted a two-year, long-term incentive transition plan (“Transition LTIP”). The Transition LTTP award will be paid in two tranches, where amounts are determined on the basis of TSR described above, except that the end period is based on the average closing price during December 2006 and December 2007, respectively, for each of the tranches. The Transition LTIP award is based on 75% of a participant’s salary for each tranch and is paid in cash. The Transition LTIP is attached hereto as Exhibit 99.4.

Amendment to Annual Incentive Plan

As part of the compensation review, the Committee determined that the bonus target for 2006 for the Chief Executive Officer should be increased to 95% of salary from 85% of salary for 2005. The Committee also determined that bonus targets for 2006 for the Senior Vice Presidents of the Company, should be increased to 60% of salary from 50% of salary for 2005 and amended the Knight Ridder Annual Incentive Plan (“Bonus Plan”) to allow the Committee to set bonus targets for the Senior Vice Presidents of the Company outside of the 50% limit prescribed by the Bonus Plan. A copy of the amended and restated Bonus Plan is attached hereto as Exhibit 99.5.

The foregoing descriptions do not purport to be complete, and are qualified in their entirety by reference to the exhibits attached hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Form of Stock Option Grant Under Knight-Ridder, Inc. Employee Equity Incentive Plan

99.2	Form of Restricted Stock Unit Agreement Under Knight-Ridder, Inc. Employee Equity Incentive Plan (operating profit condition and four-year vesting)

99.3	Form of Restricted Stock Unit Agreement Under Knight-Ridder, Inc. Employee Equity Incentive Plan (total shareholder return relative to peer companies condition and three-year cliff vesting)

99.4	Knight Ridder Long-Term Incentive Transition Plan (as adopted effective January 1, 2006)

99.5	Knight Ridder Annual Incentive Plan, as amended and restated effective January 1, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT-RIDDER, INC.

By:	/s/ Gordon Yamate
Gordon Yamate
Vice President and General Counsel

Date: December 22, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of Stock Option Grant Under Knight-Ridder, Inc. Employee Equity Incentive Plan

99.2	Form of Restricted Stock Unit Agreement Under Knight-Ridder, Inc. Employee Equity Incentive Plan (operating profit condition and four-year vesting)

99.3	Form of Restricted Stock Unit Agreement Under Knight-Ridder, Inc. Employee Equity Incentive Plan (total shareholder return relative to peer companies condition and three-year cliff vesting)

99.4	Knight Ridder Long-Term Incentive Transition Plan (as adopted effective January 1, 2006)

99.5	Knight Ridder Annual Incentive Plan, as amended and restated effective January 1, 2006

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